Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 23, 2018 with respect to the financial statements of SITA Laboratories, Inc. d/b/a Callcap which are included in the Form 8-K/A of Marchex, Inc. filed on February 5, 2019 which is incorporated by reference into this Registration Statement.  We consent to the incorporation by reference of said report in the Registration Statement of Marchex, Inc. on this Form S-8.

/s/ GRANT THORNTON LLP

Kansas City, Missouri

March 27, 2019